Exhibit 99.1

Black Ridge Oil & Gas, Inc. to Become Sustain:Us, Will Enter Freeze Dried Food Business for Human Consumption

Industry veterans Ira Goldfarb and Claudia Goldfarb to contribute $2.5 million in cash and assets

Minneapolis, June 10, 2020 Black Ridge Oil & Gas, Inc. (the “Company” or “Black Ridge”) (OTCQB: ANFC) announced that it has entered into an asset purchase agreement with S-FDF LLC, owned by entrepreneurs Ira Goldfarb and Claudia Goldfarb (the “Goldfarbs”), to acquire the assets related to S-FDF LLC’s freeze drier technology and freeze dried fruits and vegetables for human consumption. The closing of the asset purchase is expected to occur on October 1, 2020 with the company renamed Sustain:Us.

Sustain:Us will produce and sell freeze dried fruits and vegetables to national and local retail partners and directly to consumers, with first sales expected in December. Sustain:Us’ proprietary freeze-drying equipment and process will be installed and utilized at its 20,000 sq. ft. leased production facility in Irving, TX. Freeze dried foods is a $54 billion global industry that is expected to grow at an average rate of 8.3% per year through 2024 (source: Technavio).

Transaction Highlights

•	Goldfarbs will contribute $2.5 million of cash and certain assets and agreements owned by S-FDF LLC
•	Goldfarbs will receive 1,120,000 common shares of Black Ridge, subject to certain adjustments
•	Upon closing, current Black Ridge shareholders will own 58.8% of the pro forma shares outstanding and the Goldfarbs will own 41.2% of the 2,720,424 pro forma shares outstanding
•	Ira Goldfarb will join Black Ridge to become Executive Chairman and Chairman of the Board of Directors
•	Claudia Goldfarb will become Chief Executive Officer
•	Black Ridge CEO and Interim CFO Ken DeCubellis will become President and CFO
•	Current Black Ridge board members Lyle Berman, Bradley Berman, Ben Oehler and Joe Lahti will remain on the board
•	Black Ridge expects to retain the Company’s previous net operating loss carryover of approximately $26.8 million to offset future taxable income

“After successfully building Prairie Dog Pet Products and selling it in July of 2019 we identified an incredible market opportunity in the freeze dried food industry,” remarked Ira Goldfarb. “We chose to enter this industry segment and partner with Black Ridge for numerous reasons, including:

•	Compelling margins and limited domestic competition
•	Macro concern around global food supply logistics
•	Proprietary and patentable company-designed equipment with potential for future B2B sales
•	Immediate scalability with Black Ridge’s capital infusion
•	Significant interest in our products from established retail partners

Ira Goldfarb further expressed, “We are dedicated to building an innovative and forward-thinking company with a foundation strongly built upon providing our customers with tasteful, high quality, cost-effective foods that are made in the USA.”

Ken DeCubellis noted, “As we embarked on our strategic review after the close of the Allied Esports transaction last August, we looked for an opportunity in a high growth business with capable partners that could utilize our capital and benefit from our public platform. This opportunity with the Goldfarbs and S-FDF LLC emphatically hits on all of these criteria and I am thrilled to build this company alongside them.”

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A slide presentation summarizing the transaction will be available on the Company’s website and additional regulatory information can be found in Company filings with the Securities and Exchange Commission.

About the Company

Black Ridge Oil & Gas is based in Minneapolis, Minnesota. For additional information, visit the Company's website at www.blackridgeoil.com.

Forward Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

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